Exhibit No. 99.1

                            CONSENT TO REPRESENTATION
                          AND LIMITED POWER OF ATTORNEY
                          -----------------------------

WHEREAS:

     (1) The Undersigned is a shareholder of FirstPlus Financial Group, Inc. ("FirstPlus"), a Nevada corporation;

     (2) The Undersigned has the capacity, as a shareholder of FirstPlus, to give consent to legal representation on behalf of the Undersigned in matters relating to the Undersigned's rights and privileges as a shareholder of FirstPlus;

     (3) The Undersigned has the capacity, as a principal acting on his own or her own behalf, to confer upon a third-party a limited power of attorney for the purpose of acting on behalf of the Undersigned in matters relating to the Undersigned's rights and privileges as a shareholder of FirstPlus;

     (4) The Undersigned understands that FirstPlus has not held an election of its Board of Directors in over eighteen (18) months;

     (5) The Undersigned, in the capacity of a shareholder of FirstPlus desires that a new election ("Election") of FirstPlus' Board of Directors be held as soon as possible and that new and different directors be elected to the Board of Directors than are currently serving as directors;

     (6) The Undersigned desires to compel the Election by resort to Court Action, as soon as possible;

     (7) The Undersigned understands that Danford L. Martin ("Martin"), in his capacity as a shareholder of FirstPlus, is initiating a court action ("Court Action") against FirstPlus to compel the Election;

     (8) The Undersigned understands that Martin has retained the law firm of Brooke-Shaw-Zumpft, located at 1590 Fourth Street, Suite 100, Minden, Nevada, Telephone 775-782-7171, to prosecute the Court Action and to subsequently assist with the holding of the Election, as may be necessary;

     (9) The Undersigned understands that Martin will be liable for legal fees and expenses incurred by Brooke-Shaw-Zumpft in the prosecution of the Court Action and the provision of any subsequent legal assistance relating to the Election, as may be necessary;

     (10) The Undersigned desires to support and advance the efforts of Martin and Brooke-Shaw-Zumpft in the prosecution of the Court Action and the holding of the Election to elect new and different board members and to cooperate fully with Martin and Brooke-Shaw-Zumpft in this regard; and

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     (11) The Undersigned desires that the Court Action and Election proceed as quickly and efficiently as possible;

IT IS HEREBY AGREED AS FOLLOWS:

     (1) Consent To Commence Court Action And Election.
         ----------------------------------------------

         The Undersigned hereby consents to the commencement of the aforementioned Court Action and Election and further agrees to and requests that the Undersigned be named as a Plaintiff in the aforementioned Court Action, with the understanding that the Undersigned will not incur any debts or liability in connection with the prosecution of the Court Action.

     (2) Consent To Legal Representation.
         --------------------------------

         The Undersigned hereby consents to being represented in the Court Action (and subsequent Election, as may be necessary) by the law firm of Brooke-Shaw-Zumpft, with the understanding that the Undersigned will not incur any debts or liability in connection with Brooke-Shaw-Zumpft's prosecution of the Court Action or assistance with the Election.

     (3) Limited Power Of Attorney
        --------------------------

         The Undersigned hereby confers upon Martin a limited power of attorney ("Power of Attorney") to act on behalf of the Undersigned in all matters relating to or arising from the commencement, prosecution, and completion of the aforementioned Court Action and Election as below specified.

     a. This Power of Attorney specifically confers upon Martin the right to freely and solely make all client decisions on behalf of the Undersigned, in connection with the prosecution of the aforementioned Court Action and holding of the aforementioned Election;

     b. This Power of Attorney specifically confers upon Martin the right to instruct Brooke-Shaw-Zumpft on client matters arising in the course of the prosecution of the Court Action and holding of the Election, on behalf of the Undersigned;

     c. This Power of Attorney specifically confers upon Martin the right to sign all court documents and move the court to take further necessary and appropriate action on behalf of the Undersigned, in connection with the prosecution of the aforementioned Court Action and holding of the aforementioned Election;

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     d. This Power of Attorney specifically confers upon Martin the right to initiate and receive all communications, whether written or oral, with Brooke-Shaw-Zumpft on behalf of the Undersigned, who will not be independently consulted or communicated with on these matters;

     e. This Power of Attorney specifically confers upon Martin the right to take all further necessary and proper action to effect the prosecution, completion, and winding up of the Court Action and the holding of the Election.

     f. This Power of Attorney does not confer upon Martin the power to secure credit or incur debts or liability on behalf of the Undersigned;

     g. This Power of Attorney does not confer upon Martin the power to nominate a Board Director on behalf of the Undersigned; and

     h. This Power of Attorney does not confer upon Martin the power to vote for a Board Director on behalf of the Undersigned.

     (4) Termination Of Limited Power Of Attorney
         ----------------------------------------

         This Power of Attorney shall automatically expire and terminate upon the completion, conclusion, and winding-up of the aforementioned Election or the Court Action, whichever occurs later.

         However, this Power of Attorney shall remain in full force and effect to a later time, as may be necessary, if the Election or Court Action occur, proceed, or resolve in such a manner that Martin, in his sole discretion, deems it necessary to further contest or continue the Election (collectively, "Election Follow-up") or to file an appeal ("Appeal") of the Court Action or to take independent and subsequent court action(s) ("Subsequent Court Action(s)") to effect the goal of electing a new and different board of directors of FirstPlus than are currently serving as board members.

         In such circumstances requiring the commencement or prosecution of any Election Follow-up, Appeal, or Subsequent Court Action(s), this Power of Attorney shall remain in full force and effect until the completion, conclusion, and winding-up of the Election Follow-up, Appeal, or Subsequent Court Action(s) whichever occurs later.

     (5) Reservation Of Right To Withdraw From Court Action
         --------------------------------------------------

         The Undersigned reserves the right to withdraw ("Withdrawal") from any action or actions commenced in connection with this Consent and Power of Attorney, provided that oral or written notice ("Notice") of the Undersigned's Withdrawal is provided to Martin. The Withdrawal will be effective upon Martin's receipt of the Notice. However, in circumstances of the Undersigned's Withdrawal, the Power of Attorney shall remain in effect for the limited purpose of securing and completing the Withdrawal, including the filing of necessary court papers and motions with the Court and FirstPlus to effect the Withdrawal.

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                                 SIGNATURE PAGE
                                 --------------

I have read and understand the foregoing Consent To Representation and Limited Power of Attorney, and freely consent to the terms contained herein.

I further warrant that, at the time of the signing of this document, I currently own the following shares of stock of FirstPlus:


   -----------------------------------------------------------------------------
       NUMBER OF SHARES                       TYPE OF SHARES

                               (Please list separately on different lines the different types of stock that you own, as may apply to you. If you do not own the type of stock listed on the row, please enter zero (0) in the "Number of Shares" column.)

   -----------------------------------------------------------------------------
                               Preferred Stock, Series "A"

   -----------------------------------------------------------------------------
                               Preferred Stock, Series "B"

   -----------------------------------------------------------------------------
                               Common Stock

   -----------------------------------------------------------------------------
                               Non-Voting Stock

   -----------------------------------------------------------------------------
                               Other:


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Dated this ______ day of  _________________________ , 2005


---------------------------------       ---------------------------------
Signature(matching Certificate/Account) Signature(matching Certificate/Account)

---------------------------------       ---------------------------------
Printed Name (per Certificate/Account)  Printed Name (per Certificate/Account)

Street Address: _______________________________________________________________
City:_______________________________, State: _________________ Zip:____________
Phone: ___________________ Fax.: ___________________ E-Mail: __________________


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